Exhibit 99.1

IASIS Healthcare Announces Second Quarter 2017 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--May 12, 2017--IASIS Healthcare® LLC (“IASIS” or the “Company”) today announced financial and operating results for the fiscal second quarter and six months ended March 31, 2017.

Key Financial and Operating Results

Consolidated Financial and Operating Results – Second Quarter and Six Months Ended March 31, 2017 and 2016

Consolidated revenue for the second quarter ended March 31, 2017, totaled $843.0 million, an increase of 2.6% compared to $821.3 million in the prior year quarter. The consolidated revenue increase for the second quarter ended March 31, 2017, is comprised of 5.2% growth in premium, service and other revenue in the Company’s managed care operations and 1.0% growth in acute care revenue. Excluding the Company’s Arizona marketplace exchange business from both the current and prior year results, which the Company exited effective January 1, 2017, consolidated revenue increased 4.0% compared to the prior year quarter.

Net earnings from continuing operations for the second quarter ended March 31 2017, totaled $1.3 million, compared to a net loss from continuing operations of $10.4 million in the prior year period. Adjusted EBITDA for the second quarter ended March 31, 2017, totaled $62.1 million, compared to $48.6 million in the prior year quarter.

Consolidated revenue for the six months ended March 31, 2017, totaled $1.68 billion, an increase of 3.6% compared to $1.62 billion in the prior year period. The consolidated revenue increase for the six months ended March 31, 2017, is comprised of 7.0% growth in premium, service and other revenue in the Company’s managed care operations and 1.5% growth in acute care revenue. Excluding the Company’s Arizona marketplace exchange business from both the current and prior year results, consolidated revenue increased 4.0% compared to the prior year period.

Net earnings from continuing operations for the six months ended March 31 2017, totaled $3.5 million, compared to a net loss from continuing operations of $13.7 million in the prior year period. Adjusted EBITDA for the six months ended March 31, 2017, totaled $123.8 million, compared to $106.0 million in the prior year period.

Acute Care Operations – Second Quarter and Six Months Ended March 31, 2017 and 2016

For the second quarter ended March 31, 2017, acute care revenue totaled $504.3 million, an increase of 1.0% compared to the prior year quarter. Admissions increased 1.0% and adjusted admissions increased 1.0%, each compared to the prior year quarter.

For the six months ended March 31, 2017, acute care revenue totaled $1.0 billion, an increase of 1.5% compared to the prior year period. Admissions increased 0.7% and adjusted admissions increased 0.3%, each compared to the prior year period. Net patient revenue per adjusted admission for the six months ended March 31, 2017, increased 1.2% compared to the prior year period.

Managed Care Operations – Second Quarter and Six Months Ended March 31, 2017 and 2016

For the second quarter ended March 31, 2017, premium, service and other revenue in the Company’s managed care operations totaled $338.8 million, an increase of 5.2% compared to the prior year quarter. Excluding the Company’s Arizona marketplace exchange business from both the current and prior year results, premium, service and other revenue increased 8.8% compared to the prior year quarter.

For the six months ended March 31, 2017, premium, service and other revenue in the Company’s managed care operations totaled $679.5 million, an increase of 7.0% compared to the prior year period. Excluding the Company’s Arizona marketplace exchange business from both the current and prior year results, premium, service and other revenue increased 8.1% compared to the prior year period. Total lives served across all managed care division product lines increased 3.1% compared to the prior year, with 676,700 lives served as of March 31, 2017. Excluding lives associated with the Arizona exchange plan in the prior year, which the Company exited on January 1, 2017, total lives served increased 5.2% compared to the prior year.

For the second quarter ended March 31, 2017, excluding the impact of the Arizona exchange plan, the medical loss ratio (“MLR”) was 84.1%, compared to 87.7% in the prior year quarter. For the six months ended March 31, 2017, excluding the impact of the Arizona exchange plan, the MLR was 84.6%, compared to 88.6% in the prior year period.

Cash Flow Analysis

Cash flows provided by operating activities for the first six months of fiscal 2017 totaled $50.2 million, compared to cash flows provided by operating activities of $78.7 million in the prior year. The decline in operating cash flows for the first six months ended March 31, 2017, compared to the same prior year period, is due to the timing of funds related to certain Medicaid supplemental reimbursement programs and an increase in operating expenses associated with the Company’s conversion to a new clinical and revenue cycle system. Additionally, the prior year six months ended March 31, 2016, was positively impacted by the receipt of income tax refunds. Cash flows used in investing activities for the first six months of fiscal 2017 totaled $58.7 million, compared to $69.7 million in the prior year period.

Information Systems Conversion

The Company is currently in the process of converting to new integrated clinical and revenue cycle systems, a project in which the Company expects to make significant investments through the 2019 fiscal year. During the first six months of fiscal 2017, the Company spent $32.1 million in cash associated with its conversion efforts, $8.5 million of which is included in cash flows provided by operating activities, $18.6 million is included in cash flows used in investing activities and $5.0 million is included in cash flows used in financing activities. During the same six months period in the prior year, the Company spent $13.3 million in cash associated with its conversion efforts, $3.3 million of which is included in cash flows provided by operating activities, $8.2 million of which is included in cash flows used in investing activities and $1.8 million of which is included in cash flows used in financing activities.

Conference Call

A listen-only simulcast and 30-day replay of IASIS’ second quarter 2017 conference call will be available by clicking the “Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on May 12, 2017. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare is a healthcare services company that seeks to deliver high-quality, cost-effective healthcare through a broad and differentiated set of capabilities and assets that include acute care hospitals with related patient access points and a diversified managed care risk platform. With total annual revenue of approximately $3.3 billion, IASIS, headquartered in Franklin, Tennessee, owns and operates 17 acute care hospitals, one behavioral hospital and multiple other access points, including 141 physician clinics, multiple outpatient surgical units, imaging centers, and investments in urgent care centers and on-site employer-based clinics. Health Choice, the Company’s managed care risk platform, delivers services to more than 676,700 covered lives through its multiple health plans, accountable care networks and agreements to serve as a management services organization (“MSO”) with third party insurers. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as filed with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the Company’s objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA and normalized adjusted EBITDA are each non-GAAP financial measures. Adjusted EBITDA represents net earnings (loss) from continuing operations before net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation, gain on disposal of assets, and management fees. Management fees represent monitoring and advisory fees paid to management companies affiliated with TPG and JLL. Normalized adjusted EBITDA represents adjusted EBITDA before losses associated with the Company’s Arizona health insurance marketplace exchange plan, IT conversion related costs, EHR settlements related to prior years, initial public offering, advisory and other legal and regulatory cost and costs associated with systems improvement efforts at the Company’s Houston operations. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of financial and operating performance for its business segments and on a consolidated basis and for incentive compensation purposes. In addition, management believes that the presentation of normalized adjusted EBITDA assists investors in evaluating the Company’s ongoing operational performance by excluding the impact of certain items that the Company believes may not be reflective of underlying business performance. Neither adjusted EBITDA nor normalized adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such measures are significant components in understanding and assessing financial performance. Neither adjusted EBITDA nor normalized adjusted EBITDA should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA and normalized adjusted EBITDA, as presented, differ from “adjusted EBITDA” as defined under the Company’s senior secured credit agreements and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and normalized adjusted EBITDA and reconciling net earnings (loss) from continuing operations to adjusted EBITDA and normalized adjusted EBITDA is included later in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (In Thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Revenues
Acute care revenue before provision for bad debts	$600,080	$598,194	$1,202,257	$1,179,595
Less: Provision for bad debts	(95,825)	(98,881)	(198,813)	(190,696)
Acute care revenue	504,255	499,313	1,003,444	988,899
Premium, service and other revenue	338,791	321,974	679,483	635,236
Total revenue	843,046	821,287	1,682,927	1,624,135

Costs and expenses
Salaries and benefits (includes stock-based compensation of $1,286, $1,737, $2,341 and $3,344, respectively)	256,018	252,269	511,081	497,127
Supplies	86,850	84,113	176,379	168,964
Medical claims	275,335	268,030	551,389	534,737
Rentals and leases	22,234	21,968	44,036	43,300
Other operating expenses	141,835	148,137	279,340	277,887
Medicare and Medicaid EHR incentives	(34)	(48)	(805)	(490)
Interest expense, net	31,915	34,033	61,660	66,643
Depreciation and amortization	26,100	27,057	52,497	53,250
Management fees	1,250	1,250	2,500	2,500
Total costs and expenses	841,503	836,809	1,678,077	1,643,918

Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	1,543	(15,522)	4,850	(19,783)
Gain on disposal of assets, net	628	237	933	725

Earnings (loss) from continuing operations before income taxes	2,171	(15,285)	5,783	(19,058)
Income tax expense (benefit)	897	(4,885)	2,272	(5,377)

Net earnings (loss) from continuing operations	1,274	(10,400)	3,511	(13,681)
Earnings (loss) from discontinued operations, net of income taxes	(762)	167	(848)	(3,886)

Net earnings (loss)	512	(10,233)	2,663	(17,567)
Net earnings attributable to non-controlling interests	(3,725)	(2,602)	(7,626)	(5,403)

Net loss attributable to IASIS Healthcare LLC	$(3,213)	$(12,835)	$(4,963)	$(22,970)

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (In Thousands)

	March 31, 2017	Sept. 30, 2016

ASSETS

Current assets
Cash and cash equivalents	$320,916	$345,685
Accounts receivable, net	368,613	342,368
Inventories	68,467	65,042
Prepaid expenses and other current assets	151,996	143,048
Total current assets	909,992	896,143

Property and equipment, net	938,121	939,784
Goodwill	777,344	767,659
Other intangible assets, net	14,916	16,601
Other assets, net	48,561	49,283
Total assets	$2,688,934	$2,669,470

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$142,056	$143,415
Salaries and benefits payable	54,561	47,464
Accrued interest payable	27,046	27,831
Medical claims payable	195,525	167,024
Other accrued expenses and current liabilities	129,784	138,996
Current portion of long-term debt, capital leases and other long-term obligations	17,556	18,086
Total current liabilities	566,528	542,816

Long-term debt, capital leases and other long-term obligations	1,823,468	1,830,840
Deferred income taxes	92,362	91,633
Other long-term liabilities	93,507	90,295

Non-controlling interests with redemption rights	120,777	120,809

Equity
Member’s deficit	(27,407)	(23,247)
Non-controlling interests	19,699	16,324
Total equity	(7,708)	(6,923)
Total liabilities and equity	$2,688,934	$2,669,470

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (In Thousands)

	Six Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net earnings (loss)	$2,663	$(17,567)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	52,497	53,250
Amortization of loan costs	3,869	4,012
Amortization of deferred gain from sale-leaseback	(1,248)	(1,248)
Change in physician minimum revenue guarantees	1,724	2,050
Stock-based compensation	2,341	3,344
Deferred income taxes	1,149	(8,512)
Gain on disposal of assets, net	(933)	(725)
Loss from discontinued operations, net	848	3,886
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(26,334)	(24,684)
Inventories, prepaid expenses and other current assets	(13,254)	30,091
Accounts payable, other accrued expenses and other accrued liabilities	27,776	34,155
Net cash provided by operating activities – continuing operations	51,098	78,052
Net cash provided by (used in) operating activities – discontinued operations	(855)	637
Net cash provided by operating activities	50,243	78,689

Cash flows from investing activities
Purchases of property and equipment	(44,798)	(62,050)
Cash paid for acquisitions, net	(14,318)	(8,180)
Proceeds from sale of assets	68	166
Change in other assets, net	381	399
Net cash used in investing activities	(58,667)	(69,665)

Cash flows from financing activities
Payment of long-term debt, capital leases and other long-term obligations	(11,268)	(8,288)
Payment of debt financing costs	—	(5,179)
Cash paid for the repurchase of non-controlling interests	(169)	(960)
Distributions to non-controlling interests	(4,908)	(5,563)
Net cash used in financing activities	(16,345)	(19,990)

Change in cash and cash equivalents	(24,769)	(10,966)
Cash and cash equivalents at beginning of period	345,685	378,513
Cash and cash equivalents at end of period	$320,916	$367,547

Supplemental disclosure of cash flow information
Cash paid for interest	$61,949	$60,258
Cash received from income taxes, net	$(477)	$(11,411)

Supplemental disclosure of non-cash information
Financing obligation related to integrated clinical and revenue cycle systems conversion	$—	$23,409

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Acute care operations (1)
Number of hospital facilities at end of period	18	18	18	18
Licensed beds at end of period	3,600	3,600	3,600	3,600
Average length of stay (days)	5.0	5.0	5.0	4.9
Occupancy rates (average beds in service)	49.3%	49.2%	48.3%	47.8%
Admissions	26,206	25,948	51,751	51,408
Percentage change	1.0%		0.7%
Adjusted admissions	49,075	48,606	97,560	97,304
Percentage change	1.0%		0.3%
Patient days	129,753	130,108	257,071	253,996
Adjusted patient days	242,982	243,722	484,623	480,760
Surgeries	17,511	16,413	36,171	34,524
Emergency room visits	109,969	111,012	213,916	216,359
Outpatient revenue as a percentage of gross patient revenue	46.6%	46.6%	47.0%	47.2%

Managed care operations
Health plan lives (2)	520,600	512,600	520,600	512,600
MSO lives	97,600	96,600	97,600	96,600
Accountable care network lives	58,500	47,000	58,500	47,000
Total lives	676,700	656,200	676,700	656,200

Medical loss ratio (3)	84.0%	87.2%	84.6%	88.4%

(1)	Includes St. Luke’s Behavioral Health Center in Phoenix, Arizona.
(2)	Includes approximately 62,300 Health Choice Integrated Care Navajo Nation plan members who also receive health plan services through a state of Arizona Tribal Regional Behavioral Health Authority.
(3)	Represents medical claims expense as a percentage of premium revenue, including claims paid to the Company’s hospitals. Includes the Company’s Arizona health insurance marketplace exchange plan business which the Company exited effective January 1, 2017.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (In Thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Consolidated Results
Net earnings (loss) from continuing operations	$1,274	$(10,400)	$3,511	$(13,681)
Add:
Interest expense, net	31,915	34,033	61,660	66,643
Income tax expense (benefit)	897	(4,885)	2,272	(5,377)
Depreciation and amortization	26,100	27,057	52,497	53,250
Stock-based compensation	1,286	1,737	2,341	3,344
Gain on disposal of assets, net	(628)	(237)	(933)	(725)
Management fees	1,250	1,250	2,500	2,500
Adjusted EBITDA	62,094	48,555	123,848	105,954

Arizona exchange plan earnings	—	(1,128)	—	(652)
Unfavorable development of prior year professional liability claims	5,367	11,866	5,367	11,866
System improvement costs associated with operation improvement efforts in Houston	1,780	1,958	2,984	4,764
Integrated clinical and revenue cycle systems conversion costs	5,941	1,682	7,759	2,833
EHR settlements related to prior years	—	951	—	2,324
Initial public offering, advisory and other legal and regulatory costs	2,635	1,529	2,959	2,746
Normalized adjusted EBITDA	$77,817	$65,413	$142,917	$129,835

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer